UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SunTrust Banks, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	58–1575035
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia	30308
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.    ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates:	333-183516
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing a 1/4,000th Interest in a Share of Perpetual Preferred Stock, Series E	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

  The description of the Perpetual Preferred Stock, Series E, no par value and $100,000 liquidation preference per share (the “Series E Preferred Stock”), of SunTrust Banks, Inc. (the “Company”) and the description of the Company’s Depositary Shares, each representing a 1/4,000th ownership interest in a share of Series E Preferred Stock, to be registered hereunder, is contained in the sections captioned “Description of the Series E Preferred Stock” and “Description of the Depositary Shares” in the Prospectus Supplement, dated December 13, 2012, as filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2012 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the Prospectus included in the Registration Statement on Form S-3 (No. 333-183516) of the Company, as filed with the Commission on August 23, 2012. Such sections are incorporated herein by reference.

  If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of SunTrust Banks, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed January 22, 2009).

3.2	Amended and Restated Bylaws of SunTrust Banks, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed August 9, 2011)

3.3 & 4.1	Articles of Amendment of SunTrust Banks, Inc. with respect to the Perpetual Preferred Stock, Series E, dated December 19, 2012 (incorporated by reference to Exhibits 3.1 and 4.1 to the Company’s Current Report on Form 8-K filed December 20, 2012).

4.2	Form of Certificate representing the Series E Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed December 20, 2012).

4.3	Form of Deposit Agreement among the Company, U.S. Bank National Association and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed December 20, 2012).

4.4	Form of Depositary Receipt (included as part of Exhibit 4.3).

SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUNTRUST BANKS, INC.

Date: December 20, 2012	By:	/s/ Raymond D. Fortin
Raymond D. Fortin
Corporate Executive Vice President,
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of SunTrust Banks, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed January 22, 2009).

3.2	Amended and Restated Bylaws of SunTrust Banks, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed August 9, 2011)

3.3 & 4.1	Articles of Amendment of SunTrust Banks, Inc. with respect to the Perpetual Preferred Stock, Series E, dated December 19, 2012 (incorporated by reference to Exhibits 3.1 and 4.1 to the Company’s Current Report on Form 8-K filed December 20, 2012).

4.2	Form of Certificate representing the Series E Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed December 20, 2012).

4.3	Form of Deposit Agreement among the Company, U.S. Bank National Association and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed December 20, 2012).

4.4	Form of Depositary Receipt (included as part of Exhibit 4.3).

4